Exhibit 99.1

CENCORA TO EXPAND RETINA CONSULTANTS OF AMERICA THROUGH ACQUISITION OF
EYESOUTH PARTNERS’ RETINA BUSINESS

Cencora reaffirms fiscal 2026 financial guidance

CONSHOHOCKEN, PA, March 23, 2026 — Cencora, Inc. (NYSE: COR) today announced the signing of a definitive agreement to acquire EyeSouth Partners’ retina business for $1.1 billion. Upon completion of the transaction, the affiliated retina physicians of EyeSouth Partners will join Cencora’s Retina Consultants of America (“RCA”), a leading management services organization (MSO).

“Driven by a commitment to empower ophthalmologists, EyeSouth Partners has built a strong regional network of physicians that provides high quality patient care,” said Robert P. Mauch, President and Chief Executive Officer of Cencora. “By joining RCA, these physicians will become part of an organization with capabilities designed to provide world-class retina care and be supported by Cencora’s longstanding commitment to community physicians,” Mauch continued.

“We look forward to collaborating with the well-trained and respected EyeSouth Partners’ physicians as we work together to advance sight-saving treatment for patients,” said David Brown, M.D., Chief Medical Officer, RCA.

“We are excited to be joining RCA, which shares our commitment to delivering exceptional care and advancing the fight against blindness. Our physicians will drive expanded access to innovative treatments through RCA’s clinical trial and research offerings while continuing to work with EyeSouth Partners to support patient access across the ophthalmology landscape,” said Atul Sharma, M.D., EyeSouth Partners Board Member.

Cencora expects the acquisition to be slightly accretive, net of financing costs, to its adjusted diluted EPS in the first twelve months following transaction closing. The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals. Cencora’s reaffirmed fiscal 2026 financial guidance does not currently contemplate the transaction closing in its fiscal 2026.

Advisors

BofA Securities is serving as lead financial advisor to Cencora, and Citi is also serving as a financial advisor to Cencora. Sidley Austin LLP is serving as legal advisor to Cencora. Jefferies LLC is serving as exclusive financial advisor and Kirkland & Ellis LLP as legal advisor to EyeSouth Partners, a portfolio company of Olympus Partners.

About Cencora

Cencora is a leading global pharmaceutical solutions organization centered on improving the lives of people and animals around the world. We partner with pharmaceutical innovators across the value chain to facilitate and optimize market access to therapies. Care providers depend on us for the secure, reliable delivery of pharmaceuticals, healthcare products, and solutions. Our 51,000+ worldwide team members contribute to positive health outcomes through the power of our purpose: We are united in our responsibility to create healthier futures. Cencora is ranked #10 on the Fortune 500 and #18 on the Global Fortune 500 with more than $300 billion in annual revenue. Learn more at investor.cencora.com.

About Retina Consultants of America (RCA)

Retina Consultants of America (RCA), a part of Cencora, is a network of leading retina specialists with the mission of saving sight and improving patient lives through innovation and the highest quality care. Through RCA’s physician-centered practice management model, physicians continue to drive clinical care and practice culture, while benefitting from the business expertise, resources and shared best practices available through RCA.

Cencora’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Such forward-looking statements may include, without limitation, statements about the proposed transaction with EyeSouth Partners, the expected timetable for completing the proposed transaction, the benefits of the proposed transaction, future opportunities for Cencora and EyeSouth Partners and any other statements regarding Cencora’s or EyeSouth Partners’ future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, and other expectations for future periods. Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the parties’ ability to meet expectations regarding the timing of the proposed transaction; the parties’ ability to consummate the proposed transaction; the regulatory approvals required for the proposed transaction not being obtained on the terms expected or on the anticipated schedule or at all; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with GAAP and related standards, or on an adjusted basis; Cencora’s or EyeSouth Partners’ failure to achieve expected or targeted future financial and operating performance and results; the possibility that Cencora may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed transaction within the expected time frames or at all; business disruption being greater than expected following the proposed transaction; the recruiting and retention of key employees being more difficult following the proposed transaction; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of the business of Cencora or EyeSouth Partners; Cencora’s de-leveraging plans and the ability of Cencora to maintain its investment grade rating; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in Cencora’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. You can access Cencora’s filings with the SEC through the SEC website at www.sec.gov or through Cencora’s website, and Cencora strongly encourages you to do so. Except as required by applicable law, Cencora undertakes no obligation to update any statements herein for revisions or changes after the date of this communication.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities of Cencora. Any such offer will only be made pursuant to a prospectus filed with the SEC or pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933, as amended.

Contacts:	Bennett S. Murphy
Senior Vice President, Investor Relations and Enterprise Productivity
Bennett.Murphy@cencora.com

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